Gaffney, Cline & Associates
EXHIBIT 23.4
CONSENT OF INDEPENDENT RESERVOIR ENGINEERS
We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 of the reference to Gaffney, Cline & Associates Ltd. in the Annual Report on Form 10-K for the year ended December 31, 2005 of Endeavour International Corporation and its subsidiaries, filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Experts” in the prospectus.
Bentley, Hampshire, England
January 10th, 2007
Gaffney, Cline & Associates Ltd.
William B. Cline PE
Director